EXHIBIT 99.1

NATIONAL PENN BANCSHARES, INC.
REPORTS VOTING RESULTS AT
2012 ANNUAL MEETING OF SHAREHOLDERS

National Penn Bancshares, Inc. (Nasdaq: NPBC) held its annual meeting of shareholders on April 24, 2012, to elect four directors; to act upon ratification of the Audit Committee’s selection of KPMG LLP as independent auditors of National Penn for 2012; and to act upon an advisory (non-binding) proposal to approve the compensation of National Penn’s executive officers.

The number of common shares outstanding and entitled to vote at the meeting was 152,221,619.  Present at the meeting, in person or by proxy, were the holders of 137,047,182 common shares, or approximately 90 percent of the total shares outstanding, which constituted a quorum.

The final voting results are as follows:

Election of Directors

The following persons were each elected as Class II directors for three-year terms until the 2015 annual meeting of shareholders, receiving the number of votes indicated:

	For	Withheld	Abstentions	Broker Non-Votes
Scott V. Fainor	121,727,669	1,156,496	0	14,163,017
Donna D. Holton	119,816,093	3,068,072	0	14,163,017
Thomas L. Kennedy	121,763,011	1,121,154	0	14,163,017
Michael E. Martin	121,766,101	1,118,064	0	14,163,017

Ratification of Auditors

Shareholders ratified the selection of KPMG LLP as National Penn’s independent auditors for 2012 by the following vote:
For	Against	Abstentions	Broker Non-Votes
136,265,974	529,209	251,998	0

Advisory (non-binding) Approval of National Penn’s Executive Officer Compensation

Shareholders approved (as a non-binding, advisory vote) the compensation of National Penn’s executive officers by the following vote:
For	Against	Abstentions	Broker Non-Votes
116,954,110                  5,163,263                              766,792                       14,163,017

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